Exhibit 11.0

              Statement regarding Computation of Per Share Earnings

                                  Exhibit 11.0

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED DECEMBER 31, 1999


                                                                            Three Months Ended
                                                            ----------------------------------------------------
                                                               December 31, 1999           December 31, 1998
                                                            ------------------------    ------------------------

Net Income ........................................               $174,415                          --
                                                                  ========                   ========
Weighted average shares outstanding:
Weighted average total shares outstanding .........              1,476,514                          --
Less:  Unallocated shares held by ESOP at beginning
of period .........................................               (121,075)                         --
Plus:  Weighted average ESOP shares released or
committed to be released during the fiscal year ...                     18                          --
                                                                  ---------

Weighted average total shares outstanding .........               1,355,457                         --

Earnings per share (1).............................                   $0.13                        N/A
                                                                      =====                   ========


-----------------------

(1) Earnings per share, basic and diluted, are the same for the three months ended December 31, 1999.

                                  Exhibit 11.0

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                       SIX MONTHS ENDED DECEMBER 31, 1999


                                                                             Six Months Ended
                                                            ----------------------------------------------------
                                                               December 31, 1999           December 31, 1998
                                                            ------------------------    ------------------------
Net Income                                                         $491,539                         --
                                                                   ========                        ===
Weighted average shares outstanding:
Weighted average total shares outstanding                         1,531,757                          --
Less:  Unallocated shares held by ESOP at beginning                                                  --
of period                                                         (122,735)
Plus:  Weighted average ESOP shares released or
committed to be released during the fiscal year                         848                          --
                                                                        ---
Weighted average total shares outstanding                         1,409,870                          --
Earnings per share (1)                                                $0.35                         N/A
                                                                  =========                         ===
----------------------
(1)  Earnings per share,  basic and  diluted,  are the same for the three months ended December 31, 1999.